Exhibit 99.1

Genasys™ Inc. Acquires Enterprise Software Provider, Amika Mobile

Acquisition Expands Company's Software Solutions and Enhances Genasys Unified Multi-Channel Critical Communications Platform

SAN DIEGO, Aug. 10, 2020 (GLOBE NEWSWIRE) --  Genasys Inc. (NASDAQ: GNSS), the global leader in critical communications systems and solutions, announced today that it has entered into a definitive agreement under which Genasys would acquire Amika Mobile, a Canada-based enterprise software provider of critical event situational awareness, communication and control products.

“Combining our technology and product offerings and leveraging Amika Mobile's customer base and the synergies of our engineering teams better positions Genasys to fully address and successfully compete in several large vertical markets,” stated Richard S. Danforth, Chief Executive Officer of Genasys Inc. “The combined suite of critical communications capabilities is expected to accelerate our software business growth. Our enhanced platform empowers companies, governments, communities, educational and medical institutions to improve safety and security for employees, residents, students and staff, and alleviate potential threats from pandemics, severe weather, natural disasters and other crisis situations.”

Amika Mobile's technology enables information sharing, rapid 2-way communications across devices and networks, and control through advanced integrations with government agency alerts and physical security systems. The Amika Mobility Server is designed to initiate individual, group or en masse, any layer alerts, and manage simultaneous responses for VoIP, SMS, Pop-ups, web, overhead displays, digital signs, Twitter and tickers, based on any automations, including government agency or weather alerting feeds, panic buttons or sensor events from digital thermometers, access control, fire panels, camera systems and more.

MarketsandMarketsTM forecast the Incident and Emergency Management Market to grow from $117.0 billion in 2020 to $156.1 billion by 2025. This growth is driven by many factors, including increased terrorism, workplace violence, active shooters, natural disasters, viral outbreaks and heightened need for critical and emergency communication in crisis management.*

“Our software platform for on-premise, cloud or hybrid operations is designed to be fully scalable for small businesses, or large deployments with millions of users,” said Amika Mobile Chief Executive Officer Dr. Sue Abu-Hakima. “We are very keen to quickly integrate our products and platforms to accelerate Genasys' software and revenue growth.”

Under the terms of the acquisition, Amika Mobile will become Genasys Communications Canada and rebrand its products.

The transaction has been approved by the boards of directors of Genasys and Amika Mobile. The parties expect the transaction to close within the next 30-60 days, subject to customary closing conditions, including regulatory review.

Durham Jones & Pinegar is serving as legal counsel and Dentons Canada is serving as Canadian legal counsel to Genasys in connection with the transaction. LaBarge Weinstein is serving as legal counsel to Amika Mobile in connection with the transaction.

*https://www.marketsandmarkets.com/PressReleases/incident-emergency-management.asp

About Amika Mobile
Amika Mobile® Corporation is privately held specializing in critical and emergency communication and control. Its flagship product, the Amika® Mobility Server (AMS), addresses IoT and BYOD security and is ideal for alert/response in Smart Cities, enterprise, community, airport, sports arena, shopping center and campus environments where visitors may not always be pre-registered in a contacts database since the AMS can auto-discover mobile devices for emergency alert/response. AMS is an AI-based IoT 2-way platform that communicates securely over wire or mobile to ANY layer, including WiFi, SMS, Email, VoIP, PA systems, Message Boards, Twitter, RSS Feeds, Facebook and more. AMS and Amika Panic can trigger lockdowns and alerts based on disparate events from gunshot sensors, access control, fire panels, cameras, wall mounted, desktop or mobile panic buttons and more. Amika Situation Commander tracks event alert/response in real-time. AMS delivers advisory government alerts from NOAA, IPAWS, EAS, Alert Ready in CAP/CAP-CP formats. Amika Mobile also sells products through partners. Amika Mobile has won 24 awards and is a woman-owned WeConnect Internationally certified business.  See www.amikamobile.com.

About Genasys Inc.
Genasys™ is a global provider of critical communications systems and solutions to help keep people safe. Genasys provides a multi-channel approach to deliver geo-targeted alerts, notifications, instructions and information before, during and after public safety threats and critical business events. The Company’s unified critical communications platform includes its National Emergency Warning System (NEWS), Personal Safety Service (PSS), Team Safety Management (TSM), LRAD® voice broadcast systems and more.

Genasys systems are in service in 72 countries and in more than 450 U.S. cities in diverse applications, including public safety, emergency warning, mass notification, critical event management, defense, law enforcement, homeland security and many more. For more information, visit genasys.com.

Forward-Looking Statements

Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation the failure of the proposed transaction to close on the expected timeline or at all; the effect of the announcement of the transaction on customer relationships and operating results; the ability to meet all closing conditions to the transaction; and the business impact of health crises or outbreaks of disease, such as epidemics or pandemics, and other risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. Risks and uncertainties are identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management’s expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended September 30, 2019. Genasys Inc. disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

Investor Relations Contacts

Jim Fanucchi and Satya Chillara

Darrow Associates, Inc.

ir@genasys.com

Media Contact

Phillip Bergman

Viewstream

pbergman@viewstream.com